UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2006
Homestore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
As reported on Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2006, Homestore, Inc. (the “Company”) issued a press release which, among other items, discussed the acquisition by the Company of certain assets of TMP Directional Marketing, LLC (“TMP”) and provided that the Company would be filing additional information regarding the acquisition. On February 21, 2006, the Company, TMP and Moving.com, Inc., a wholly-owned subsidiary of TMP (“Moving.com”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Company acquired the assets of Moving.com, for a purchase price of Eight Million Nine Hundred Twenty Five Thousand Dollars ($8,925,000) in cash, subject to a post closing adjustment. Five Hundred Thousand Dollars ($500,000) of such purchase price was placed in an escrow account in order to secure TMP’s and Moving.com’s indemnification obligations to the Company pursuant to the Asset Purchase Agreement. The Company incurred customary fees and expenses in connection with the acquisition.
This disposition does not constitute an acquisition of a significant amount of assets as contemplated by Item 2.01 of Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.
Date: February 27, 2006	By:	/s/ Michael R. Douglas
Michael R. Douglas
Executive Vice President, General Counsel and Secretary